UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)      Effective April 27, 2007, Christopher, Smith, Leonard, Bristow & Stanell, P.A. (“CS&L”) resigned as the independent registered public accounting firm engaged to audit the financial statements of Carbiz Inc. (the “Company”).

          CS&L performed the audit of the Company’s financial statements for the fiscal years ended January 31, 2007 and 2006. During this period and the subsequent interim period prior to CS&L’s resignation, there were no disagreements with CS&L on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to CS&L’s satisfaction would have caused CS&L to make reference to the subject matter of the disagreements in connection with CS&L’s report.

          The audit reports of CS&L for the Company’s fiscal years ended January 31, 2007 and 2006 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

          The Company has provided CS&L with a copy of the disclosures contained in this Item 4.01, and the Company has requested CS&L to furnish it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether it agrees with the statements made above by the Company. A copy of the letter from CS&L addressed to the Commission dated as of May 3, 2007 is filed as Exhibit 16.1 to this Form 8-K.

(b)      Effective May 3, 2007, the Company engaged Aidman, Piser & Company (“AP”) as its new independent registered public accounting firm for the fiscal year ending January 31, 2008. The Company did not consult with AP on any matters set forth with Item 304(a)(2) of Regulation S-B prior to retaining such firm as its new independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

16.1	Letter from Christopher, Smith, Leonard, Bristow & Stanell, P.A. to the Securities and Exchange Commission dated May 3, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date:	May 3, 2007	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer